Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-41839 on Form N-1A of our reports dated December 12, 2024 relating to the financial statements and financial highlights of Fidelity International Sustainability Index Fund, Fidelity Emerging Markets Index Fund, and Fidelity Global ex U.S. Index Fund, our report dated December 16, 2024, relating to the financial statements and financial highlights of Fidelity Flex International Index Fund, and our report dated December 17, 2024, relating to the financial statements and financial highlights of Fidelity Series Global ex U.S. Index Fund, each a fund of Fidelity Salem Street Trust for the year ended October 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 19, 2024